Exhibit 32
 Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of China New Energy Group Company. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K/A of China New Energy Group Company for the year ended December 31, 2008.

The undersigned certifies that such 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K/A fairly presents, in all material respects, the financial condition and results of operations of China New Energy Group Company as of December 31, 2008.

This Certification is executed as of April 15, 2010.

By: /s/ Yangkan Chong

Name: Yangkan Chong
Title Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/  Eric TAK Shing YU

Name: Eric TAK Shing YU
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China New Energy Group Company and will be retained by China New Energy Group Company and furnished to the Securities and Exchange Commission or its staff upon request.